Exhibit 99.1
Mirum Pharmaceuticals Reports Third Quarter 2024 Financial Results and Provides Business Update
•Third quarter global net product sales of $90.3 million, 2024 guidance increased to $330-335 million
•Volixibat granted breakthrough therapy designation for treatment of cholestatic pruritus in PBC, interim results to be presented as a Late Breaker presentation at AASLD’s The Liver Meeting® 2024
•PDUFA date for chenodiol in CTX is December 28, 2024
•In-licensed global rights to PDE4D inhibitor MRM-3379
•Conference call to provide business updates today, November 12 at 5:30 a.m. PT/8:30 a.m. ET
FOSTER CITY, Calif. – November 12, 2024 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for the third quarter 2024 and provided a business update.
“The Mirum team executed across all aspects of the business in the third quarter with growth across all three commercial medicines highlighted by acceleration of LIVMARLI PFIC sales,” said Chris Peetz, chief executive officer of Mirum. “We also made noteworthy progress on the clinical pipeline with the granting of breakthrough designation for volixibat in PBC and the initiation of the EXPAND study for LIVMARLI in other indications with cholestatic pruritus. Our rare genetic neurology franchise is also taking shape with a December 28 PDUFA date for chenodiol for CTX and the addition of Phase 2 ready MRM-3379 for Fragile X syndrome.”
Commercial: Continued growth across all three commercial medicines
•Third quarter 2024 global net product sales of $90.3 million grew 89% compared to the third quarter 2023.
•Third quarter 2024 LIVMARLI net sales were $59.1 million.
•Third quarter 2024 CHOLBAM and CHENODAL net sales were $31.2 million.
Regulatory and Pipeline: Expanding Mirum’s leadership across multiple rare disease settings
•U.S. Food and Drug Administration (FDA) Prescription Drug User Free Act (PDUFA) date for chenodiol in cerebrotendinous xanthomatosis (CTX) is December 28, 2024.
•Late-breaker presentation for The Liver Meeting® accepted featuring volixibat interim data from the VANTAGE PBC study.
•Breakthrough therapy designation granted for volixibat in PBC.
•Phase 3 EXPAND study initiated, a label expansion opportunity for LIVMARLI.
•In-licensed MRM-3379, a PDE4D inhibitor for development in Fragile X syndrome (FXS), a rare genetic neurocognitive disorder; Phase 2 study initiation expected in 2025.
Corporate and Financial: Strong balance sheet
•As of September 30, 2024, Mirum had cash, cash equivalents and investments of $293.8 million compared to $286.3 million as of December 31, 2023.
•Total operating expenses were $103.1 million for the quarter ended September 30, 2024, compared to $72.9 million for the quarter ended September 30, 2023. Total operating expenses included $18.0 million of non-cash stock-based compensation and depreciation and amortization for the quarter ended September 30, 2024.
Business Update Conference Call
Mirum will host a conference call today, November 12 at 5:30 a.m. PT/8:30 a.m. ET, to provide business updates. Join the call using the following details:
Conference Call Details:
U.S./Toll-Free: +1 833 470 1428
International: +1 404 975 4839
Passcode: 749358
You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution
LIVMARLI® (maralixibat) oral solution is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including:
Liver injury. Changes in certain liver tests are common in patients with Alagille syndrome and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with Alagille syndrome and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study). In June, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate.
About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM® has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.

CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About Cerebrotendinous Xanthomatosis
Cerebrotendinous xanthomatosis (CTX) is a rare, progressive and underdiagnosed disorder of cholesterol metabolism affecting many parts of the body. In people with CTX, the body is unable to break down cholesterol properly causing toxins (e.g., cholestanol and bile alcohols) to build up throughout the body over time. The disorder is inherited in an autosomal recessive genetic manner. Signs and symptoms of CTX include neonatal cholestasis (jaundice or bile flow interruption), chronic diarrhea, the development of bilateral cataracts before the age of 18, development of tendon xanthomas (fatty deposits in the tendons) during teenage years or later, and neurologic deterioration. The types, combinations and severity of symptoms can be different from person to person making diagnosis challenging and often delayed.
About chenodiol tablets
Chenodiol tablets is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. More recently, the US Food and Drug Administration (FDA) granted chenodiol orphan drug designation for cerebrotendinous xanthomatosis (CTX). CTX is a rare progressive disorder that can affect the brain, spinal cord, tendons, eyes and arteries. Chenodiol is not yet indicated for the treatment of CTX but has received a medical necessity determination in the U.S. by the FDA.
About Mirum Pharmaceuticals, Inc.
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CHENODAL® (chenodiol) tablets.
LIVMARLI, an IBAT inhibitor, is approved for the treatment of two rare liver diseases affecting children and adults. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. It is also approved in the U.S. in cholestatic pruritus in PFIC patients 12 months of age and older; in Europe, it is approved for patients with PFIC three months of age and older. Mirum is also initiating the Phase 3 EXPAND study, a label expansion opportunity for LIVMARLI in additional settings of cholestatic pruritus. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. CHENODAL has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX).

Mirum’s late-stage pipeline includes investigational treatments for several rare diseases. Volixibat, an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2 VISTAS study for primary sclerosing cholangitis (PSC) and Phase 2b VANTAGE study for primary biliary cholangitis. Volixibat has been granted Breakthrough Therapy Designation for the treatment of cholestatic pruritus in patients with PBC. Chenodiol, has been evaluated in a Phase 3 clinical study, RESTORE, to treat patients with CTX, with positive topline results reported in 2023. Mirum has submitted a new drug application with the FDA for the approval of chenodiol to treat CTX in the U.S. Lastly, Mirum is planning for a Phase 2 study evaluating MRM-3379, a PDE4D inhibitor for the treatment of Fragile X syndrome, a rare genetic neurocognitive disorder.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter (X).
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, continued commercial success for our approved products, including continued growth in year over year net product sales, being on track to achieve our revised financial guidance, delivering life changing medicines for patients suffering from rare diseases, the results, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, including newly in-licensed product candidates, and the regulatory approval path for its product candidates globally, including the anticipated PDUFA date for chenodiol for CTX. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. A further description of risks and uncertainties can be found in Mirum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors,” as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product sales, net	$90,302	$47,725	$236,979	$109,320
License and other revenue	75	—	495	7,500
Total revenue	90,377	47,725	237,474	116,820
Operating expenses:
Cost of sales (1)	20,806	10,228	58,863	22,019
Research and development	31,710	26,117	96,604	71,674
Selling, general and administrative	50,545	36,528	145,391	99,696
Total operating expenses (2)	103,061	72,873	300,858	193,389
Loss from operations	(12,684)	(25,148)	(63,384)	(76,569)
Other income (expense):
Interest income	3,469	4,061	10,588	9,960
Interest expense	(3,586)	(3,574)	(10,732)	(11,542)
Loss from termination of revenue interest purchase agreement	—	—	—	(49,076)
Other income (expense), net	(1,087)	1,322	982	237
Net loss before provision for income taxes	(13,888)	(23,339)	(62,546)	(126,990)
Provision for income taxes	347	249	1,606	766
Net loss	(14,235)	(23,588)	(64,152)	(127,756)

Net loss per share, basic and diluted	$(0.30)	$(0.57)	$(1.36)	$(3.28)
Weighted-average shares of common stock outstanding, basic and diluted	47,782,619	41,098,920	47,316,789	38,973,060

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,894	$2,582	$16,889	$5,099

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$319	$—	$637	$—
Research and development	3,571	2,626	10,978	8,013
Selling, general and administrative	8,018	5,759	23,578	17,290
Total stock-based compensation	$11,908	$8,385	$35,193	$25,303

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(Unaudited)

	September 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$222,969	$286,326
Short-term investments	61,476	—
Accounts receivable	68,530	67,968
Inventory	21,594	22,312
Prepaid expenses and other current assets	12,057	10,935
Total current assets	386,626	387,541
Restricted cash	425	—
Long-term investments	9,321	—
Intangible assets, net	255,794	252,925
Other noncurrent assets	15,727	6,155
Total assets	$667,893	$646,621
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,545	$7,416
Accrued expenses	104,700	78,544
Operating lease liabilities, current	1,506	1,104
Total current liabilities	115,751	87,064
Operating lease liabilities, noncurrent	8,480	617
Convertible notes payable, net	307,666	306,421
Other liabilities	3,972	3,849
Total liabilities	435,869	397,951
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid-in capital	851,490	803,260
Accumulated deficit	(620,391)	(556,239)
Accumulated other comprehensive income	920	1,644
Total stockholders’ equity	232,024	248,670
Total liabilities and stockholders’ equity	$667,893	$646,621
Contacts
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Erin Murphy
media@mirumpharma.com